EXHIBIT 4.19

EXECUTION VERSION

BRINGING THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT INTO THE REPUBLIC OF AUSTRIA AS WELL AS ANY WRITTEN CONFIRMATION (INCLUDING E-MAIL AND FAX) OR WRITTEN REFERENCE (INCLUDING E-MAIL AND FAX) TO THIS DOCUMENT MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY TAX.

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”) dated as of August 27, 2009, among (i) Sappi Limited, a company organized and existing under the laws of South Africa, (ii) Sappi International S.A., Sappi Europe S.A., Sappi Lanaken NV, and Sappi Lanaken Press Paper NV, each a company organized and existing under the laws of Belgium, (iii) Sappi Finland I Oy, a company organized and existing under the laws of Finland, (iv) Sappi Pulp Asia Limited, a company organized and existing under the laws of Hong Kong, (v) Sappi Papier Holding GmbH, Sappi Gratkorn GmbH, Sappi MagnoStar GmbH, and Sappi Austria Produktions-GmbH & Co. KG, each a company organized and existing under the laws of Austria, (vi) Sappi Netherlands B.V., Sappi Maastricht B.V. and Sappi Nijmegen B.V., each a company incorporated and existing under the laws of The Netherlands and with their respective corporate seats in Maastricht, Maastricht and Nijmegen, (vii) Sappi Deutschland Holding GmbH, Sappi Alfeld GmbH, Sappi Deutschland GmbH, Sappi Ehingen GmbH, and Sappi Stockstadt GmbH, each a company organized and existing under the laws of Germany, (viii) S.D. Warren Company, a company organized and existing under the laws of Pennsylvania, and (ix) Sappi Cloquet LLC, and SDW Holdings Corporation, each a company organized and existing under the laws of Delaware (each of the companies set forth in the preceding clauses (i) to (ix), a “Subsequent Guarantor”), PE Paper Escrow GmbH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), having its registered office at Teinfaltstrasse 8, 1010 Vienna Austria and registered with the Commercial Court of Vienna, Austria under registration number FN 315874 x, as Issuer (the “Issuer”) J.P. Morgan Europe Limited, as Security Agent, The Bank of New York Mellon, as Trustee, Principal Paying Agent, Registrar and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 29, 2009, providing for the issuance of euro denominated 11.75% Senior Secured Notes due 2014 (the “Euro Notes”) and dollar denominated 12% Senior Secured Notes due 2014 (the “Dollar Notes” and, together with the Euro Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each of the Subsequent Guarantors shall execute and deliver to the Trustee a supplemental indenture and notation of guarantee pursuant to which such Subsequent Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Subsequent Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  Each of the Subsequent Guarantors hereby agrees to provide an unconditional Guarantee on the terms and subject to the provisions, including the limitations, and conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof, and hereby further agrees to accede to the Indenture as a Guarantor and be bound by the covenants therein applicable to Guarantors and, in the case of Sappi Limited, also accede to the Indenture and be bound by the covenants therein applicable to the Parent.

3.             EXECUTION AND DELIVERY.

(a)           To evidence its Guarantee, each of the Subsequent Guarantors hereby agrees that a notation of such Guarantee shall be endorsed by an Officer of such Subsequent Guarantor on each Note authenticated and delivered by the Trustee and that this Supplemental Indenture shall be executed on behalf of such Subsequent Guarantor by one of its Directors or Officers.

(b)           Each of the Subsequent Guarantors hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c)           If an Officer whose signature is on this Supplemental Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(d)           Upon execution of this Supplemental Indenture, the delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Supplemental Indenture on behalf of each of the Subsequent Guarantors.

4.             [RESERVED]

5.             RELEASES.          Each Guarantee shall be automatically and unconditionally released and discharged in accordance with Section 11.04 of the Indenture.

6.             NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsequent Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsequent Guarantor under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

7.             INCORPORATION BY REFERENCE.  Section 13.05 of the Indenture is incorporated by reference into this Supplemental Indenture as if more fully set out herein.

8.             THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

10.          EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

11.          THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Subsequent Guarantor and the Issuer.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PE Paper Escrow GmbH

By:	/s/ Mr. Alexander Walther
Name: Mr. Alexander Walther
Title: Managing Director
Location: Bratislava, Slovakia

[Signature Page to Supplemental Indenture]

Sappi Limited

By:	/s/ M.Thompson
Name: M.Thompson
Title: Director

[Signature Page to Supplemental Indenture]

Sappi International S.A.

By:	/s/ J. Pässler
Name: J. Pässler
Title: Director

By:	/s/ M.Thompson
Name: M.Thompson
Title: Director

[Signature Page to Supplemental Indenture]

Sappi Europe S.A.

By:	/s/ B. Wiersum
Name: B. Wiersum
Title: Director

By:	/s/ M. Quaedvlieg
Name: M. Quaedvlieg
Title: Director

[Signature Page to Supplemental Indenture]

Sappi Lanaken NV

By:	/s/ B. Wiersum
Name: B. Wiersum
Title: Director

By:	/s/ M. Quaedvlieg
Name: M. Quaedvlieg
Title: Director

[Signature Page to Supplemental Indenture]

Sappi Lanaken Press Paper NV

By:	/s/ B. Wiersum
Name: B. Wiersum
Title: Director

By:	/s/ M. Quaedvlieg
Name: M. Quaedvlieg
Title: Director

[Signature Page to Supplemental Indenture]

Sappi Finland I Oy

By:	/s/ B. Wiersum
Name: B. Wiersum
Title: Director

[Signature Page to Supplemental Indenture]

Sappi Pulp Asia Limited

By:	/s/ L. Chan

Name: L. Chan
Title: Director

[Signature Page to Supplemental Indenture]

Sappi Papier Holding GmbH

By:	/s/ J. Pässler
Name: J. Pässler
Title: Managing Director

By:	/s/ B. Wiersum
Name: B. Wiersum
Title: Managing Director

[Signature Page to Supplemental Indenture]

Sappi Gratkorn GmbH

By:	/s/ M. Oberhumer
Name: M. Oberhumer
Title: Managing Director

[Signature Page to Supplemental Indenture]

Sappi MagnoStar GmbH

By:	/s/ M. Oberhumer
Name: M. Oberhumer
Title: Director

[Signature Page to Supplemental Indenture]

Sappi Austria Produktions-GmbH & Co. KG

By:	/s/ M. Oberhumer
Name: M. Oberhumer
Title: Managing Director

[Signature Page to Supplemental Indenture]

Sappi Netherlands B.V.

By:	/s/ B. Wiersum
Name: B. Wiersum
Title: Director

[Signature Page to Supplemental Indenture]

Sappi Maastricht B.V.

By:	/s/ M. Quaedvlieg
Name: M. Quaedvlieg
Title: Director

[Signature Page to Supplemental Indenture]

Sappi Nijmegen B.V.

By:	/s/ M. Quaedvlieg
Name: M. Quaedvlieg
Title: Director

[Signature Page to Supplemental Indenture]

Sappi Deutschland Holding GmbH

By:	/s/ M. Quaedvlieg
Name: M. Quaedvlieg
Title: Managing Director

By:	/s/ B. Wiersum
Name: B. Wiersum
Title: Managing Director

[Signature Page to Supplemental Indenture]

Sappi Alfeld GmbH

By:	/s/ M. Hottmann
Name: M. Hottmann
Title: Managing Director

[Signature Page to Supplemental Indenture]

Sappi Deutschland GmbH

By:	/s/ M. Eiklenboom
Name: M. Eiklenboom
Title: Managing Director

[Signature Page to Supplemental Indenture]

Sappi Ehingen GmbH

By:	/s/ Dr. S. Wurdinger
Name: Dr. S. Wurdinger
Title: Managing Director

[Signature Page to Supplemental Indenture]

Sappi Stockstadt GmbH

By:	/s/ B. Jäggi
Name: B. Jäggi
Title: Managing Director

[Signature Page to Supplemental Indenture]

S.D. Warren Company

By:	/s/ A. Luchene
Name: A. Luchene
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture]

Sappi Cloquet LLC

By:	/s/ A. Luchene
Name: A. Luchene
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture]

SDW Holdings Corporation

By:	/s/ A. Luchene
Name: A. Luchene
Title: Vice President

[Signature Page to Supplemental Indenture]

J.P. Morgan Europe Limited, as Security Agent

By:	/s/ Franck. Gomboc
Name: Franck. Gomboc
Title: Vice President

[Signature Page to Supplemental Indenture]

The Bank of New York Mellon, as Trustee,

By:	/s/ Paul. Cattermole
Name: Paul. Cattermole
Title: Vice President

[Signature Page to Supplemental Indenture]

The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent,

By:	/s/ Paul. Cattermole
Name: Paul. Cattermole
Title: Vice President

[Signature Page to Supplemental Indenture]